Exhibit 23(i)8

OBER/KALER
     A Professional Corporation

     Ober, Kaler, Grimes & Shriver
     Attorneys at Law

     Offices in
     Maryland
     Washington, D.C.
     Virginia

     120 East Baltimore Street
     Baltimore, Maryland 21202-1643
     410-685-1120  Fax 410-547-0699
     www.ober.com


                                February 26, 1999


First Investors Management Company, Inc.
95 Wall Street
New York, New York 10005-4297

               Re:  First Investors Multi-State Insured Tax Free Fund
                    -------------------------------------------------


Gentlemen:

        We hereby consent to the use of our name and the reference to our firm in Post-Effective Amendment No. 23 to the Registration Statement on Form N-1A of First Investors Multi-State Insured Tax Free Fund and the related Prospectus.


                                            Very truly yours,

                                            Ober, Kaler, Grimes & Shriver,
                                            a professional corporation

                                            By:    /s/ Bruce H. Jurist
                                                   -------------------
                                                   Bruce H. Jurist, Shareholder